EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237390) and Form S‑8 (Nos. 333-74905, 333-51520, 333-74868, 333-100010, 333-106191, 333-114375, 333-123933, 333-132493, 333-140021, 333-143953, 333-181625, 333-185036, 333-188775, 333-196259, 333-211615, 333-229774, 333-237833, 333-239164, 333-249570, and 333-259044) of NVIDIA Corporation of our report dated March 17, 2022 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 17, 2022